Exhibit 99.1
Resource Extraction Payment Report

This Exhibit 99.1 to Form SD represents the specified payment disclosure required by the Resource Extraction Payment Rules under Section 13(q) of the Securities Exchange Act of 1934, as amended. This report is limited to payments required to be disclosed by the Resource Extraction Payment Rules, and amounts reported in this exhibit may be different from disclosures in Occidental’s other publicly available financial reports, including those found within Occidental’s periodic reports filed with the U.S. Securities and Exchange Commission.

Payments are reported on a cash basis in U.S. dollars. Foreign currency payments are converted using the exchange rate that existed at the time the payment was made. Payments are grouped into projects, which Occidental has defined as the combination of the major subnational political jurisdiction (designated by ISO 3166 country codes) and the body of water for offshore operations, the resource being extracted (oil and/or natural gas), and the extraction method (all of which are “well”). Obligations levied at the entity level rather than on a particular project are disclosed as entity level payments.

Payments by Project for the year ended December 31, 2024, in Thousands of US Dollars

Segment	Country	Project	Payment Currency	Community & Social Responsibility	Fees	Royalties	Taxes	Bonuses	Total
Corporate[1]	United States	Entity Level US Federal Income Tax[2]	USD	$—	$—	$—	$505,477	$—	$505,477
Corporate Total				$—	$—	$—	$505,477	$—	$505,477
Oil and Gas	Algeria	DZ-30—Oil/Natural Gas—Well	In-Kind	$—	$—	$—	$206,829	$—	$206,829
	Bolivia	BO-T—Oil/Natural Gas—Well	BOB	$—	$4,607	$—	$—	$—	$4,607
		BO-S—Oil/Natural Gas—Well	BOB	$—	$451	$—	$—	$—	$451
	Colombia	CO-MAG (Caribbean Sea)—Oil/Natural Gas—Well	COP	$—	$1,705	$—	$—	$—	$1,705
	Oman	OM-DA—Oil/Natural Gas—Well	In-Kind	$—	$—	$—	$9,580	$—	$9,580
			USD	$—	$1,150	$—	$—	$—	$1,150
		OM-MA—Oil/Natural Gas—Well	USD	$—	$1,817	$—	$—	$—	$1,817
		OM-WU—Oil/Natural Gas—Well	In-Kind	$—	$—	$—	$70,860	$—	$70,860
			USD	$—	$1,250	$—	$—	$—	$1,250
		OM-ZA—Oil/Natural Gas—Well	In-Kind	$—	$—	$—	$251,517	$—	$251,517
			USD	$—	$900	$—	$—	$3,000	$3,900
			OMR	$140	$—	$—	$—	$—	$140
	Peru	PE-LIM—Oil/Natural Gas—Well	USD	$—	$150	$—	$—	$—	$150
	Qatar	QA-KH—Oil/Natural Gas—Well	In-Kind	$—	$—	$—	$78,264	$—	$78,264
	UAE	AE-AZ—Natural Gas—Well	AED	$—	$1,700	$—	$—	$—	$1,700
		AE-AZ—Oil/Natural Gas—Well	AED	$—	$—	$—	$2,457	$—	$2,457
	United Kingdom	DZ-30—Oil/Natural Gas—Well	GBP	$—	$—	$—	$242	$—	$242
	United States	US-CO—Oil/Natural Gas—Well	USD	$—	$2	$5,024	$—	$—	$5,026
		US-LA (Gulf of America)—Oil/Natural Gas—Well	USD	$—	$13,571	$286,376	$—	$63,677	$363,624
		US-NM—Oil/Natural Gas—Well	USD	$—	$96	$406,008	$—	$—	$406,104
		US-TX—Oil/Natural Gas—Well	USD	$—	$—	$598	$—	$—	$598
		US-WY—Oil/Natural Gas—Well	USD	$—	$66	$38,299	$—	$—	$38,365
Oil and Gas Total				$140	$27,465	$736,305	$619,749	$66,677	$1,450,336
Grand Total				$140	$27,465	$736,305	$1,125,226	$66,677	$1,955,813
1 Pursuant to Instruction 4 to Item 2.01 of Form SD, because the U.S. federal government has levied a payment obligation at the entity level rather than on a particular project, Occidental Petroleum Corporation has disclosed the entity-level payment and has not excluded amounts attributable to particular business segments or projects (each as defined in Form SD) unrelated to the commercial development of oil, natural gas or minerals.
2Taxes are reported net of refunds received, if any.

Payments by Government for the year ended December 31, 2024, in Thousands of US Dollars

Country	Government	Government Entity	Community & Social Responsibility	Fees	Royalties	Taxes	Bonuses	Total
Algeria	Government of Algeria	MINISTRY OF FINANCE	$—	$—	$—	$206,829	$—	$206,829
Algeria Total			$—	$—	$—	$206,829	$—	$206,829
Bolivia	Government of Bolivia	YACIMIENTOS PETROLIFEROS FISCALES BOLIVIANOS	$—	$5,058	$—	$—	$—	$5,058
Bolivia Total			$—	$5,058	$—	$—	$—	$5,058
Colombia	Government of Colombia	AGENCIA NACIONAL DE HIDROCARBUROS	$—	$1,705	$—	$—	$—	$1,705
Colombia Total			$—	$1,705	$—	$—	$—	$1,705
Oman	Government of Oman	MINISTRY OF ENERGY AND MINERALS	$—	$5,117	$—	$—	$3,000	$8,117
		PETROLEUM DEVELOPMENT OMAN	$140	$—	$—	$—	$—	$140
		TAX AUTHORITY	$—	$—	$—	$331,957	$—	$331,957
Oman Total			$140	$5,117	$—	$331,957	$3,000	$340,214
Peru	Government of Peru	COMITE DE ADMINISTRACION DE LOS RECURSOS PARA CAPACITACION	$—	$150	$—	$—	$—	$150
Peru Total			$—	$150	$—	$—	$—	$150
Qatar	Government of Qatar	GENERAL TAX AUTHORITY	$—	$—	$—	$78,264	$—	$78,264
Qatar Total			$—	$—	$—	$78,264	$—	$78,264
UAE	Government of Abu Dhabi	ABU DHABI NATIONAL OIL COMPANY	$—	$1,700	$—	$—	$—	$1,700
		DEPARTMENT OF FINANCE – ABU DHABI	$—	$—	$—	$2,457	$—	$2,457
UAE Total			$—	$1,700	$—	$2,457	$—	$4,157
United Kingdom	Government of the UK	HM REVENUE & CUSTOMS	$—	$—	$—	$242	$—	$242
United Kingdom Total			$—	$—	$—	$242	$—	$242
United States	Federal Government	OFFICE OF NATURAL RESOURCES REVENUE	$—	$13,212	$736,277	$—	$63,677	$813,166
		DEPARTMENT OF TREASURY	$—	$—	$—	$505,477	$—	$505,477
		BUREAU OF LAND MANAGEMENT	$—	$157	$28	$—	$—	$185
		BUREAU OF SAFETY AND ENVIRONMENTAL ENFORCEMENT	$—	$366	$—	$—	$—	$366
United States Total			$—	$13,735	$736,305	$505,477	$63,677	$1,319,194
Grand Total			$140	$27,465	$736,305	$1,125,226	$66,677	$1,955,813